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Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(F)(1)

This agreement is made pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules there under may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers states that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: March 2, 2000

By: /S/ Donn B. Conner
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Donn B. Conner, President & CEO

By: /S/ Jeffrey Bronchick
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Jeffrey Bronchick, CIO

By: /S/ James C.  Reed
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James C. Reed, Executive VP

By: /S/ James P. Birdwell
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James P. Birdwell, Executive VP